EXHIBIT 32

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

The undersigned, William F. Concannon, Chief Executive Officer, and Cash J. Smith, President, Chief Financial Officer and Secretary of CBRE Acquisition Holdings, Inc. (the “Company”), hereby certify as of the date hereof, solely for the purposes of 18 U.S.C. §1350, that:

(i)
the Quarterly Report on Form 10-Q for the period ended March 31, 2021, of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(ii)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: August 13, 2021

/s/ William F. Concannon
William F. Concannon
Chief Executive Officer
(Principal Executive Officer)

/s/ Cash J. Smith
Cash J. Smith
President, Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.